Exhibit 99.1

October 12, 2023

QUIDELORTHO REPORTS PRELIMINARY REVENUE RESULTS FOR THE THIRD QUARTER 2023
Earlier-than-expected demand for respiratory products in core markets drives strong preliminary performance
Company to report third quarter 2023 financial results on November 1, 2023

SAN DIEGO, CA — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in vitro diagnostics technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced strong preliminary unaudited revenue results for the fiscal third quarter ended October 1, 2023, primarily driven by higher respiratory product sales, particularly SARS and flu.

Third Quarter 2023 Preliminary Unaudited Revenue Results

•Total revenues of $738 million to $744 million;
•Non-respiratory product revenue of $557 million to $560 million; and
•Respiratory product revenue of $181 million to $184 million.

“Our strong performance in the third quarter reflects the critical role our technologies play in healthcare settings and the trust medical professionals place in us,” said Douglas Bryant, President and Chief Executive Officer, QuidelOrtho. “Influenza and new variants of COVID-19 across the Northern Hemisphere generated significant demand for both our retail and point of care offerings. We also continued to see strength in our non-respiratory businesses, and all of our regions, including China, met or exceeded our expectations.”

Preliminary unaudited revenue results described herein are based on management’s initial analysis for the fiscal third quarter ended October 1, 2023, and are subject to adjustments based on the Company’s completion of its quarter-end financial close process.

Fiscal Year 2023 Financial Guidance

The Company is maintaining its 2023 financial guidance, provided on August 8, 2023, as follows:

Total revenues (reported)	$2.88 - $3.08 billion
Non-respiratory revenue	$2.27 - $2.31 billion
Respiratory revenue	$610 - $775 million
Adjusted EBITDA	$800 - $830 million
Adjusted EBITDA %	26.9% - 27.7%
Adjusted diluted earnings per share	$4.85 - $5.30

“The earlier-than-expected arrival of respiratory illnesses is driving greater demand for our diagnostics. As a result, we now expect third quarter performance to be higher than originally expected,” said Joseph Busky, Chief Financial Officer, QuidelOrtho. “With the pull-forward of the typical respiratory seasonality into the third quarter from the fourth quarter, we are reiterating our 2023 financial guidance. We remain confident in our strategic plan and our ability to achieve our 2023 financial guidance.”

Quarterly Conference Call Information

QuidelOrtho will report financial results for its third quarter 2023 after the market close on Wednesday, November 1, 2023. Following the release of the financial results, QuidelOrtho will hold a conference call beginning at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Interested parties can access the conference call on the “Events & Presentations” section of the “Investor Relations” page of QuidelOrtho’s website at https://ir.quidelortho.com/. Those unable to access the webcast may join the call via phone by dialing 404-975-4839 (domestic) or 929-526-1599 (international) and entering Conference ID 697176.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of QuidelOrtho’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

QuidelOrtho is advancing diagnostics to power a healthier future.

For more information, please visit www.quidelortho.com.

Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include any statements contained herein that are not strictly historical, including, but not limited to, QuidelOrtho's preliminary unaudited revenue results for the quarter ended October 1, 2023, commercial, integration, transformation and other strategic goals, future financial and operating results, and future plans, objectives, strategies, expectations and intentions. These statements in this press release may be identified by words such as “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination; the ability to retain key employees; and other economic, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally. Additional risks and factors are identified under “Risk Factors” in QuidelOrtho’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on February 23, 2023, and subsequent reports filed with the Commission. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
Stephanie Kleewein
Communications Manager
media@quidelortho.com